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                                                                      EXHIBIT 11

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of AIM Investment Portfolios, Inc. (formerly, G.T. Investment Portfolios, Inc.):

     We hereby consent to the inclusion of our report dated February 17, 1998 on our audit of the financial statements and financial highlights of AIM Dollar Fund (formerly, GT Dollar Fund) as of December 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of AIM Investment Portfolios, Inc. We further consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                            PricewaterhouseCoopers LLP

Boston, Massachusetts
August 25, 1998